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                                                                    EXHIBIT 10.2


                               OUTLOOK GROUP CORP.
                  DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT


TO:              <<FIRST_NAME>><<LAST_NAME>>
                 ---------------------------

DATE:            <<DATE>>
                 --------

         In order to provide additional incentive through stock ownership for directors of Outlook Group Corp. (the "Corporation"), you (the "Grantee") are hereby granted a Stock Option ("Option") effective as of ____________, 200_ (the "Grant Date"), to purchase ________ shares of the Corporation's Common Stock at a price per share of $_____. This Option is subject to the terms and conditions set forth in this Agreement and in the Outlook Group Corp. 2005 Stock Incentive Plan (the "Plan"), the terms of which are incorporated herein by reference.

         1. Number of Shares Optioned; Exercise Price. The Corporation grants to Grantee a nonqualified stock option to purchase, on the terms and conditions hereof and of the Plan, all or any part of an aggregate of ___________ shares of the Corporation's Common Stock, $.01 par value, at the purchase price of $________ per share.

         2. Period of Exercise. [One of the following alternatives shall be designated. If no alternative is designated, Alternative 1 shall apply]:

         [ ] Alternative 1: This option shall become exercisable under the schedule set forth in Section 10 of the Plan, which is as follows:

                  Years After                Maximum Number of Shares
                  Grant Date                 Which May Be Exercised
                  ----------                 ----------------------
                  Less than 1                0%

                  1 but less than 2          Twenty-five percent (25%)

                  2 but less than 3          Fifty percent (50%)

                  3 but less than 4          Seventy-five percent (75%)

                  4 but less than 10         One hundred percent (100%)

         [ ] Alternative 2: This Option shall become exercisable in accordance with the schedule established by the Committee at the time of grant and set forth below:

         [ ] Alternative 3: This Option shall vest immediately; however, you may not sell any shares acquired upon exercise of the Option for at least six months after the Grant Date.

         All rights to exercise this option shall terminate upon the earlier of
(a) ten (10) years from the date the option is granted, or (b) three (3) months from the date the Grantee ceases to be a Director.


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         3.       No Rights in Shares Until Issued. Neither the Grantee nor
Grantee's heirs, executor or administrator shall be, or have any of the rights or privileges of, a stockholder of the Corporation in respect of any of the shares issuable upon the exercise of the option herein granted, unless and until such shares are fully paid and issued to him/her upon exercise of this Option.

         4. Option Not Transferable During Grantee's Lifetime. This option shall not be transferable by Grantee other than by last will and testament or by the laws of descent and distribution. During Grantee's lifetime, this option shall be exercisable only by Grantee or Grantee's guardian or legal representative. In the event of the Grantee's death, the personal representative of the Grantee's estate or the person or persons to whom the Option is transferred by will or the laws of descent and distribution may exercise the Option in accordance with its terms.

         5. Liquidation. Anything contained herein to the contrary notwithstanding, upon the complete liquidation of the Corporation, this option shall be canceled.

         6. Successors. This agreement shall be binding upon and inure to the benefit of any successor or successors of the Corporation.

         7. Wisconsin Contract. This option has been granted in Wisconsin and shall be construed under the laws of that state.

         The terms of the Plan shall have precedence over any terms in this Agreement that are inconsistent therewith.

                                                     OUTLOOK GROUP CORP.



                                                     By:  /s/ Paul M. Drewek
                                                              Secretary


Accepted ____________, 200_


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